Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 33-44421 and 333-198409) on Form S-8 of Adtalem Global Education Inc. of our report dated June 6, 2024, relating to our audit of the financial statements and supplemental schedule of Adtalem Global Education Retirement Plan, which appears in this Annual Report on Form 11-K of Adtalem Global Education Retirement Plan for the year ended December 31, 2023.

/s/ Hancock Askew & Co., LLP

Peachtree Corners, Georgia

June 6, 2024